Exhibit 10.22

EXECUTION COPY

THIS AMENDED AND RESTATED SUBORDINATED SECURED CONVERTIBLE PROMISSORY NOTE IS SUBJECT TO THE TERMS OF THE SUBORDINATION AGREEMENT, DATED AS OF OCTOBER 23, 2017, IN FAVOR OF EAST WEST BANK (OR ITS SUCCESSOR THEREUNDER), WHICH SUBORDINATION AGREEMENT (AS AMENDED IN ACCORDANCE WITH ITS TERMS) IS INCORPORATED HEREIN BY REFERENCE.

AMENDED AND RESTATED SUBORDINATED SECURED CONVERTIBLE PROMISSORY NOTE

$12,000,000April 9, 2018

FOR VALUE RECEIVED, the undersigned, SONIM TECHNOLOGIES, INC., a Delaware corporation (“Borrower”), hereby promises to pay to the order of B. RILEY PRINCIPAL INVESTMENTS, LLC, a Delaware limited liability company ("Lender"), at such place as Lender may designate in writing, in lawful money of the United States of America, the principal sum of the lesser of (i) Twelve Million Dollars ($12,000,000) and (ii) the aggregate unpaid principal amount of the Term Loan Advances made pursuant to this Amended and Restated Subordinated Secured Promissory Note (this “Note”), and accrued interest thereon, as provided in the Subordinated Term Loan and Security Agreement, dated as of October 23, 2017, by and between Borrower and Lender (as amended from time to time, the "Loan Agreement").

Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

1.         Interest. Interest shall accrue on the terms and conditions set forth in Section 2.2 of the Loan Agreement.

2.         Payment. The outstanding principal amount of the Term Loan Advances shall be repaid in full on the Maturity Date. Borrower may prepay all or any portion of the Term Loan at any time and from time to time, in whole or in part, subject to the terms and conditions set forth in Section 2.2(d) of the Loan Agreement. Principal and interest and all other amounts due hereunder are to be paid in lawful money of the United States of America in federal or other immediately available funds.

3.         Security Interest. Payment of the amounts due hereunder is secured by Borrower’s grant to Lender of a security interest in the Collateral pursuant to the terms of the Loan Agreement and, subject to the terms of the Subordination Agreement, Lender shall have all the rights with respect to the Collateral set forth in the Loan Agreement, as well as all the rights of a secured party under the UCC.

4.Optional Conversion.

(a)       Upon the written election of Lender delivered to Borrower at any time on or prior to the Maturity Date (an “Election Notice”), the Convertible Amount shall be converted in full into shares of the Series A-3 Preferred Stock of Borrower (the “Series A-3 Preferred”), with such conversion deemed to be effective upon Borrower’s receipt of the Election Notice. The number of shares of Series A-3 Preferred to be issued upon such conversion shall be the number obtained by dividing (A) the Convertible Amount on the date of conversion by (B) 0.59136 (such price to be adjusted for stock splits, stock dividends and the like with respect to the Series A-3 Preferred), rounded to the nearest whole share. “Convertible Amount” on any date is the sum of (A) the lesser of (i) the principal outstanding on such date and (ii) the product of (x) the aggregate principal amount of the Term Loan Advances made by  Lender to Borrower and (y) the Designated Percentage, and (B) the accrued interest on such date, including, if it has not yet been compounded and added to this Note’s principal in accordance with the Loan Agreement, the interest accrued prior to the first anniversary of the Effective Date. The “Designated Percentage” is (i) one hundred percent (100%) if the conversion date is prior to the first anniversary of the Effective Date, (ii) seventy-five percent (75%) if the conversion date is on or after the first anniversary of the Effective Date and prior to the second anniversary of the conversion date, (iii) fifty percent (50%) if the conversion date is on or after the second anniversary of the Effective Date and prior to the third anniversary of the conversion date, (iv) twenty-five percent (25%) if the conversion date is on or after the third anniversary of the Effective Date and prior to the fourth anniversary of the conversion date, and (v) twelve and a half of percent (12.5%) if the conversion date is on or after the fourth anniversary of the Effective Date and on or prior to the Maturity Date.

(b)       If the conversion of this Note would result in the issuance of a fractional share, Borrower shall, in lieu of issuance of such fractional share, pay Lender a sum in cash equal to the product resulting from multiplying the then current fair market value, as determined in good faith by Borrower's Board of Directors, of one share of Series A-3 Preferred Stock by such fraction.

(c)       As a condition precedent to Lender's receipt of Series A-3 Preferred shares upon conversion of the Convertible  Amount, the Lender shall execute and deliver counterpart signature pages to the agreements between Borrower and the holders of the outstanding Series A-

3 Preferred (the "Stockholder Documents"). Upon such execution and delivery, Lender shall be entitled to the rights and benefits granted to the other holders of Series A-3 Preferred pursuant to the Stockholder Documents, including, but not limited to, any registration rights, information rights, preemptive rights, rights of first refusal, co-sale rights and voting rights. As soon as practicable after conversion of this Note, the Company, at its expense, will cause to be issued in the name of and delivered to Lender, a certificate or certificates representing the number of fully paid and nonassessable shares of the Series A-3 Preferred to which Lender shall be entitled upon such conversion.

(d)       Borrower shall at all times maintain and reserve a sufficient number of shares of Series A-3 Preferred Stock for issuance upon the conversion of this Note in accordance with this Section 4. If, notwithstanding the foregoing covenant, at the time of conversion there are insufficient authorized shares of Series A-3 Preferred to permit full conversion of the Convertible Amount, then Borrower shall take all corporate action necessary to authorize a sufficient number of shares of Series A-3 Preferred to permit such conversion in full. Borrower stipulates that Lender's remedies at law in the event of any default or threatened default by Borrower of this Section 4(d) are not and will not be adequate to the fullest extent permitted by law, and that this Section 4(d) may  be specifically enforced by a decree for the specific performance of this Section 4(d) or by an injunction against a violation of this Section 4(d).

5.         Waiver.   Borrower waives presentment, diligence, demand of payment, notice, protest and all other demands and notices in connection with the delivery, acceptance,

performance, default or enforcement of this Note and the Loan Agreement. In any action on this Note, Lender need not produce or file the original of this Note, but need only file a photocopy of this Note certified by Lender to be a true and correct copy of this Note in all material respects.

6.         Governing Law; Interpretation. This Note shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision is prohibited by or invalid under applicable law, it shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of the provision or the remaining provisions of this Note.

7.Time of Essence. Time is of the essence of each and every provision of this Note.

8.         Amendment and Restatement. This Note amends and restates the Subordinated Secured Promissory Note dated October 23, 2017 (the “Original Note”), which was executed and delivered in connection with the execution and delivery of the Loan Agreement. All outstanding Term Loans and Term Loan Advances under the Original Note shall be deemed to (i) be made under this Note, (ii) continue in full force and effect under this Note and the Loan Agreement and (iii) be secured by the uninterrupted and continued security interest in the Collateral granted pursuant to the Loan Agreement.

SONIM TECHNOLOGIES, INC.